EXHIBIT 24

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 33–19180 of Analysts International Corporation on Form S–8 of our report on the financial statements of the Analysts International Corporation Savings and Investment Plan, dated September 27, 2002, appearing in this Annual Report on Form 11K on the financial statements of Analysts International Corporation for the year ended June 30, 2002.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

September 27, 2002